EXHIBIT 23.1



                      ACCOUNTANTS' CONSENT


The Board of Directors
COMTEX News Network, Inc.


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the COMTEX News Network, Inc. 1995 Stock Option Plan, as amended, of our report dated September 3, 1999, with respect to the financial statements of COMTEX News Network, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                              /s/ ERNST & YOUNG LLP

McLean, Virginia
February 1, 2000

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